                                                                   Exhibit 99.A2


                          UBS PAINEWEBBER EQUITY TRUST,
                             BLUE CHIP SERIES 2002A


                          TRUST INDENTURE AND AGREEMENT


                           Dated as of April 11, 2002


                                  Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1998,


                                     Between

                              UBS PAINEWEBBER INC.,
                                  as Depositor


                                       and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

                  THIS TRUST INDENTURE AND AGREEMENT dated as of April 11, 2002 between UBS PaineWebber Inc., as Depositor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                          W I T N E S S E T H  T H A T:

                  WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

                  WHEREAS, the parties now desire to create Blue Chip Series 2002A of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of UBS PaineWebber Equity Trust, which series shall be known and designated as "UBS PaineWebber Equity Trust, Blue Chip Series 2002A".

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 1,000,000.

                      (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/1,000,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                      (3) The Securities deposited into the Trust on the Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean June 10, 2002 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date; the Distribution Dates with respect to Income Account Distributions (the "Income Account Distribution Dates") shall mean June 25, 2002 and quarterly thereafter and on or after the Mandatory Termination Date, and shall mean December 25, 2002, December 25, 2003 and on or after the Mandatory Termination Date with respect to Capital Account Distributions (the "Capital Account Distribution Dates"). With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be forty per centum (40%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be March 31, 2004. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be 15 days before the Mandatory Termination Date.

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.00170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.005 per Unit outstanding.

                  I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2002, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2002.

                  J. The Trust hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

                  K. The Sponsor's Initial Costs are estimated to be $0.0020 per Unit.

                  L. The Trust hereby elects to make available a Reinvestment Plan for this Series.

                  M. Units of this Trust shall not be held in certificated form.

                  N. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

                  O. 1. Section 3.06(a) is hereby amended by deleting the text of Section 3.06(a) in its entirety and substituting the following text in its place:

         "(a) The Sponsor by written notice may direct the Trustee to sell Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that any materially adverse market or credit factors have occurred that, in the opinion of the Sponsor the retention of such Securities would not be in the best interests of the Unitholders. In making such determination, the Sponsor shall be entitled to consider any one or more of the following conditions or events:

                  (1) that there has been a failure to declare or pay anticipated dividends or interest;

                  (2) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of dividends or interest on any such Securities or that there exists any other materially adverse legal question or impediment affecting such Securities or the declaration or payment of dividends or interest on the same;

                  (3) that there has occurred any breach of covenant or warranty in any trust indenture or other document relating to the issuer or obligor or guarantor which might materially and adversely affect either immediately or contingently the declaration or payment of dividends or interest on such Securities;

                  (4) that there has been a default in the payment of the principal or par or stated value of premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends or interest on the Securities;

                  (5) that a decline in price of the Securities has occurred;

                  (6) that the sale of such Securities is desirable in order to maintain the qualification of the Trust Fund as a "Regulated Investment Company" in the case of a trust which has elected to qualify as such;

                  (7) that there has been a decrease in the Sponsor's internal rating of the Security; or

                  (8) that there has been a happening of events which, in the opinion of the Sponsor, negatively affects the economic fundamentals of the issuer of the Security or the industry of which it is a part.

         (b) The Sponsor may by written notice direct the Trustee to sell or tender for cash Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that a public tender offer has been made for a security, or a merger or acquisition has been announced affecting a security, that in the opinion of the Sponsor, the sale or tender of such Securities is in the best interest of the Unitholders.

         2. Section 3.06 is further amended by re-lettering the existing paragraphs (b) and (c) to become (c) and (d), respectively.

                  P. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the seventh (7th) month (October, 2002) and continuing through the twelfth (12th) month (March, 2003) of the Trust's first year, and in the fifth (5th) month (August, 2003) and continuing through the tenth (10th) month (January, 2004) in the second year of the Trust's two-year life, the Deferred Sales Charge per 1,000 Units shall be $15.00 per year, aggregating $30.00 per 1,000 Units for such two-year period.

                  Q. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                  R. The Rollover Notification Date shall be February 18, 2004.

                  S. The Special Redemption Rollover Date shall be February 19, 2004.

                  T. The Special Liquidation Period shall be February 18, 2004 through February 22, 2004.

                  U. Section 5.01(a)(Y)(iii) is amended to add the phrase "and C&D Fees" following "Initial Costs".

                  V. Section 5.02 (b)(1) is amended to add the phrase "and C&D Fees" following "Initial Costs".

                  W. Section 5.02 (b) is amended to add the phrase "and C&D Fees" following "Initial Costs".

                  X. Section 10.02 of the Standard Terms is hereby amended by adding new subsections 10.02(f) through (i) below, to provide for the deduction and payment of the Creation and Development Fee described in the Prospectus (the "C&D Fee"):

         (f) The Sponsor shall be paid the C&D Fee in the manner described below and the payment of the C&D Fee shall be for the account of Unitholders of record at the conclusion of the initial public Offering Period (the "Computation Date") and after the close of business on April 30, 2003 and shall not be reflected in the computation of Unit Value prior thereto.

         (g) The Sponsor shall submit written certifications to the Trustee stating the Computation Date or April 30, 2003, the percentage rate of the C&D Fee set forth in the Prospectus (the "Percentage Rate") and the total dollar amount of the C&D Fee calculated in the manner set forth in subsection (h) immediately below (the "C&D Certification").

         (h) The Sponsor shall compute the C&D fee twice.

             (a) The first computation will be made on the Computation Date by:
(i) calculating the number of Units outstanding during the period from the Initial Date of Deposit through and including the Computation Date; (ii) multiplying this figure by the number of Units outstanding as of the close of business on the Computation Date; and (iii) multiplying that product by the Percentage Rate.

             (b) The second computation will be made on April 30, 2003 by: (i) calculating the Trust Fund's net asset value per Unit as of the close of business on April 30, 2003; (ii) multiplying this figure by the number of Units outstanding as of the close of business on April 30, 2003; and (iii) multiplying that product by the Percentage Rate.

                  (i) Promptly after receipt of the C&D Certification, the Trustee shall pay to the Sponsor, from the assets of the Trust Fund, the C&D Fee specified therein or any lessor amount as may be requested by the Sponsor. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 of the Standard Terms as of the date of such sale sufficient for the payment of the C&D fee specified in the C&D Certification and shall distribute the proceeds of such sale to or upon the order of the Sponsor, but only to the extent of such C&D Fee.


         Y. The Trustee's address for notices under Section 10.06 is:

                                    Hancock Tower
                                    200 Clarendon Street
                                    Boston, MA 02116

         IN WITNESS WHEREOF, UBS PaineWebber Inc. has caused this Trust Indenture and Agreement to be executed by one of its Corporate Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                      UBS PAINEWEBBER INC.
                                      as Depositor and Sponsor



SEAL                                       By
                                              ------------------------------
                                           Corporate Vice President



Attest:



--------------------------
Secretary

STATE OF NEW YORK    )
              :ss.:
COUNTY OF NEW YORK   )


On this 11th day of April , 2002 before me personally appeared Christine Tripi, to me known, who being by me duly sworn, said that she is a Corporate Vice President of UBS PaineWebber Inc., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.






                      Notary Public

                           SCHEDULE A TO TRUST INDENTURE


                         UBS PAINEWEBBER EQUITY TRUST
                            BLUE CHIP SERIES 2002A

                            SCHEDULE OF INVESTMENTS

                 AS OF INITIAL DATE OF DEPOSIT, APRIL 11, 2002


COMMON STOCKS (1)

            PRIMARY INDUSTRY SOURCE AND                NUMBER OF     COST OF SECURITIES
                   NAME OF ISSUER                        SHARES        TO TRUST(2)(3)
                   --------------                        ------        --------------
     Beverages--Non-Alcoholic (4.01%)
       PepsiCo, Inc. ..............................        760         $   39,740.40
     Biotechnology (4.09%)
       Amgen Inc.* ................................        690             40,461.60
     Computers--Hardware/Software (7.94%)
       International Business Machines Corporation
                       (IBM)                               440             39,164.40
       Microsoft Corporation* .....................        700             39,410.00
     Cosmetics & Toiletries (4.01%)
       The Procter & Gamble Company ...............        430             39,706.20
     Data Processing/Management (3.94%)
       Automatic Data Processing, Inc. ............        690             38,991.90
     Diversified Manufacturing Operations (12.02%)
       3M Company .................................        320             40,044.80
       General Electric Company ...................      1,060             39,432.00
       Honeywell International ....................        990             39,550.50
     Electric--Integrated (3.99%)
       Duke Energy Corporation ....................      1,010             39,541.50
     Electronics/Semi-Conductor (3.99%)
       Intel Corporation ..........................      1,350             39,501.00
     Financial Institutions/Banks (12.01%)
       Citigroup Inc. .............................        810             39,390.30
       Fannie Mae .................................        480             39,859.20
       Wells Fargo & Company ......................        800             39,680.00
     Healthcare (4.02%)
       UnitedHealth Group Incorporated ............        510             39,754.50
     Industrial Gases & Chemicals (4.02%)
       Air Products and Chemicals, Inc. ...........        780             39,779.30
     Insurance--Multi-Line (4.01%)
       American International Group, Inc. .........        530             39,691.70
     Medical Devices/Instruments (3.98%)
       Medtronic, Inc. ............................        850             39,397.50
     Networking Products (4.01%)
       Cisco Systems, Inc.* .......................      2,550             39,652.50
     Oil/Gas (3.99%)
       Baker Hughes Incorporated ..................      1,110             39,527.10
     Pharmaceutical (4.01%)
       Pfizer Inc. ................................      1,010             39,733.40

                         UBS PAINEWEBBER EQUITY TRUST
                            BLUE CHIP SERIES 2002A

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                 AS OF INITIAL DATE OF DEPOSIT, APRIL 11, 2002

COMMON STOCKS (1)

       PRIMARY INDUSTRY SOURCE AND          NUMBER OF     COST OF SECURITIES
             NAME OF ISSUER                   SHARES        TO TRUST(2)(3)
             --------------                   ------        --------------
     Publishing (3.98%)
       Tribune Company .................        840         $  39,379.20
     Retail--Discount (3.98%)
       Wal-Mart Stores, Inc. ...........        650            39,370.50
     Retail--Restaurants (4.01%)
       McDonald's Corporation ..........      1,420            39,689.00
     Telecommunications (3.99%)
       SBC Communications Inc. .........      1,110            39,571.50
                                                            ------------
     TOTAL INVESTMENTS .................                    $ 990,020.00
                                                            ============

----------
(1) All Securities are represented entirely by contracts to purchase such Securities.

(2) Valuation of the Securities by the Trustee was made as described in "Valuation" in Part B of this Prospectus as of the close of business on the business day prior to the Initial Date of Deposit.

(3)   There was no gain or loss to the Sponsor on the Initial Date of Deposit.

*     Non-Income producing security.

PLEASE NOTE THAT IF THIS PROSPECTUS IS USED AS A PRELIMINARY PROSPECTUS FOR A FUTURE TRUST IN THIS SERIES, THE PORTFOLIO WILL CONTAIN DIFFERENT SECURITIES
                          FROM THOSE DESCRIBED ABOVE.